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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-95411) pertaining to the Quotesmith.com, Inc. 1997 Stock Option Plan and the Quotesmith.com, Inc. 1999 Employee Stock Purchase Plan of our report dated January 17, 2003 with respect to the financial statements of Quotesmith.com, Inc included in its Annual Report on Form 10-K for the year ended December 31, 2002.

                                                /s/Ernst & Young, LLP




Chicago, Illinois
March 24, 2003